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                                                                    EXHIBIT 23.3

                             HUDDLESTON & CO., INC.

                       PETROLEUM AND GEOLOGICAL ENGINEERS

                                1 HOUSTON CENTER

                           1221 McKINNEY, SUITE 3700

                              HOUSTON, TEXAS 77010

                                  ------------

                   PHONE (713) 209-1100 / FAX (713) 752-0828

                                November 3, 1999



           CONSENT OF INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reserve reports relating to the oil and gas reserves of Callon Petroleum Company at December 31, 1998, June 1, 1999, and July 1, 1999. We also consent to the references to us under the headings "Experts" and elsewhere in such Prospectus and the documents incorporated by reference therein.

                                             HUDDLESTON & CO., INC.


                                             /s/ PETER D. HUDDLESTON
                                             ----------------------------------
                                             Peter D. Huddleston, P.E.
                                             President


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